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                                                           EXHIBIT 23


                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-22079) pertaining to the IMC Global Profit Sharing and Savings Plan (formerly the Investment Plan for Salaried Employees of IMC Global Operations Inc.) of our report dated May 12, 1999, with respect to the financial statement and supplemental schedules of the IMC Global Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




Chicago, Illinois                                 Ernst & Young, LLP
June 25, 1999